                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                          Jos. A. Bank Clothiers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

JOS. A. BANK CLOTHIERS, INC.

     500 Hanover Pike
Hampstead, Maryland 21074

Dear Stockholder:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Jos. A. Bank Clothiers, Inc., which will be held at the Company’s corporate offices, 500 Hanover Pike, Hampstead, Maryland, commencing at 2:00 p.m., local time, on Friday, June 25, 2004.

     The following pages contain the formal notice of the Annual Meeting and the related Proxy Statement. The Company’s Annual Report for the fiscal year ended January 31, 2004 is enclosed with this proxy material. The Annual Report is not to be regarded as proxy solicitation material.

     Issues to be considered and voted on at the Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please be sure to sign, date and return the enclosed proxy card promptly in the accompanying reply envelope so that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

     I look forward to meeting you on June 25, 2004 and discussing with you the business of your company.

Sincerely, Robert N. Wildrick, President and Chief Executive Officer

May 20, 2004

JOS. A. BANK CLOTHIERS, INC.

500 Hanover Pike, Hampstead, Maryland 21074

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
JUNE 25, 2004

Time and Date	2:00 p.m., local time, on June 25, 2004

Place	Our corporate offices, 500 Hanover Pike, Hampstead, Maryland 21074

Items of Business	(1) To elect one director for a term expiring at our 2007 Annual Meeting of Stockholders, or at such later time as his successor has been duly elected and qualified;

(2) To ratify the appointment of our independent auditors for the fiscal year ending January 29, 2005; and

(3) To consider such other business as may properly come before the Annual Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Jos. A. Bank stockholder as of the close of business on May 7, 2004.

Meeting Admission	You are entitled to attend the Annual Meeting only if you were a Jos. A. Bank stockholder as of the close of business on May 7, 2004 or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement dated prior to May 7, 2004, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section titled Questions and Answers beginning on page 1 of the Proxy Statement and the instructions on the proxy or voting instruction card.

May 20, 2004	By order of the Board of Directors, Charles D. Frazer, Secretary

JOS. A. BANK CLOTHIERS, INC.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2004

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A: The Board of Directors (the “Board”) of Jos. A. Bank Clothiers, Inc., a Delaware corporation, is providing these proxy materials to you in connection with our 2004 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place on June 25, 2004. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement and accompanying proxy card are being mailed on or about May 20, 2004 to all stockholders entitled to vote at the Annual Meeting.

Q:	What information is contained in this Proxy Statement?

A: The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and most highly paid executive officers and certain other required information.

Q:	Has the information contained in this Proxy Statement been adjusted to reflect the stock dividend previously declared by the Board of Directors of Jos. A. Bank?

A: On January 13, 2004, the Board of Directors declared a 50% stock dividend, with a record date of January 30, 2004 and a distribution date of February 18, 2004 (the “Stock Dividend”). Except where specifically stated, all references to shares, earnings per share, options, exercise prices, market prices or values and similar information which may be affected by a stock dividend have been adjusted to reflect the Stock Dividend.

Q:	How may I obtain Jos. A. Bank’s 10-K for the year ended January 31, 2004?

A: A copy of our 10-K for the year ended January 31, 2004 (the “2003 Fiscal Year”) is enclosed. We filed our 10-K with the Securities and Exchange Commission on April 15, 2004. Stockholders may obtain a copy of this report, including the financial statements and financial statement schedules, without charge, by writing to our Secretary at our principal executive offices located at 500 Hanover Pike, Hampstead, Maryland 21074. Our 10-K and our other filings that we make with the Securities and Exchange Commission can also be accessed on our website at www.josbank.com.

Q:	What items of business will be voted on at the Annual Meeting?

A: The items of business scheduled to be voted on at the Annual Meeting are:
  The election of one director for a term expiring at our 2007 Annual Meeting of Stockholders, or at such later time as his successor has been duly elected and qualified

  The ratification of the appointment of our independent auditors for the fiscal year ending January 29, 2005 (the “2004 Fiscal Year”)

We will also consider other business that properly comes before the Annual Meeting.

Q:	How does the Board recommend that I vote?

A: Our Board recommends that you vote your shares “FOR” the nominee to the Board and “FOR” the ratification of the appointment of our independent auditors for the 2004 Fiscal Year.

Q:	What shares can I vote?

A: Each share of Jos. A. Bank’s common stock issued and outstanding as of the close of business on May 7, 2004, the Record Date, is entitled to be voted on all items being voted on at the Annual Meeting.

You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

On the Record Date we had approximately 10,645,908 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you by Jos. A. Bank. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the Annual Meeting?

A: You are entitled to attend the Annual Meeting only if you were a Jos. A. Bank stockholder or joint holder as of the close of business on May 7, 2004 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days

2

prior to the Annual Meeting during regular business hours at our principal executive offices, which are located at 500 Hanover Pike, Hampstead, Maryland 21074.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement dated prior to May 7, 2004, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 1:30 p.m., local time, and you should allow ample time for the check-in procedures.

Q:	How can I vote my shares in person at the Annual Meeting?

A: Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:	Can I change my vote?

A:     Yes. You may change your vote at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or if you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

3

Q:	Who can help answer my questions?

A: If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our Investor Relations Department at (410) 239-5900.

If you need additional copies of this Proxy Statement or voting materials, please contact our Investor Relations Department.

Q:	Is my vote confidential?

A. Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Jos. A. Bank or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A: The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of Jos. A. Bank common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A: In the election of the director, you may vote “FOR” the nominee or you may “WITHHOLD AUTHORITY” with respect to the nominee.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (in the case of this Annual Meeting, “FOR” Jos. A. Bank’s nominee to the Board, “FOR” ratification of the independent auditors and in the discretion of the proxy holders on any other matters that properly come before this Annual Meeting).

Q:	What is the voting requirement to approve each of the proposals?

A: The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect the director. In the election of the director, the person receiving the highest number of "FOR" votes at the Annual Meeting will be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of the director will not be voted with respect to the director, although it will be counted for purposes of determining whether there is a quorum.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-

4

votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:	What happens if additional matters are presented at the Annual Meeting?

A: Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders, Robert N. Wildrick and Charles D. Frazer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason our nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by the Board.

Q:	Who will serve as inspector of elections?

A: The inspector of elections will be a representative of Jos. A. Bank.

Q:	What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain a separate set of voting materials?

A: Securities and Exchange Commission rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year's Proxy Statement or Annual Report, please contact our Investor Relations Department at 500 Hanover Pike, Hampstead, Maryland 21074, telephone: (410) 239-5900 and we will promptly deliver the Proxy Statement or Annual Report upon your request.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:     Jos. A. Bank is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

5

Q:	Where can I find the voting results of the Annual Meeting?

A: We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of the 2004 Fiscal Year.

Q:	What is the deadline for submitting proposals for inclusion in Jos. A. Bank's proxy statement for the 2005 Annual Meeting of Stockholders?

A: Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our Proxy Statement relating to, and for consideration at, the 2005 Annual Meeting of Stockholders, by submitting their proposals to us in a timely manner. Such proposals will be so included if received at our principal executive offices not later than January 20, 2005 and if they otherwise comply with the requirements of Rule 14a-8.

Q:	What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A: You may submit proposals, including director nominations, for consideration at future stockholder meetings.

General

To be considered at an Annual Meeting of Stockholders, nominations of persons for election to our Board and proposals for business must be properly brought before an Annual Meeting in accordance with the provisions of our Amended and Restated Bylaws. For a stockholder to properly bring nominations and business before an Annual Meeting, the stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices no later than the date which is 120 calendar days prior to the anniversary date of the previous annual meeting of stockholders, which for the 2005 Annual Meeting of Stockholders will be February 25, 2005. In the event that the date of the annual meeting is advanced by more than 60 days or delayed by more than 90 days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the one hundred twentieth day prior to such Annual Meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting the following:
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  the name and address, as they appear on our books, of the stockholder proposing such business;

  the number of shares of our common stock which are beneficially owned by the stockholder;

  any material interest of the stockholder in such business; and

  any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent of a stockholder proposal.

Nomination of Director Candidates

In addition, in the case of nominations, the notice shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director the following:

  the name, age, business address and residence address of the nominee;

  the principal occupation or employment of the nominee;

  the class and number of our shares of common stock that are beneficially owned by the nominee;

  a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming each person or persons) pursuant to which the nominations are to be made by the stockholder; and

  any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

Copy of Amended and Restated Bylaw Provisions: You may contact the Secretary of Jos. A. Bank at our principal executive offices for a copy of the relevant provisions of our Amended and Restated Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE: ELECTION OF DIRECTOR

     The Board consists of four members and is divided into three classes. Each class holds office for a term of three years. This year’s nominee for director, Gary S. Gladstein, was nominated by the independent members of the Board. Mr. Gladstein was nominated for re-election to the Board for a term of three years expiring at the 2007 Annual Meeting of Stockholders or at such later time as his successor is duly elected and qualified.

     Mr. Gladstein is currently a director of the Company. If Mr. Gladstein should become unavailable for election, the shares represented by the proxies solicited for the Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Mr. Gladstein will not be a candidate for director at the Annual Meeting. In voting for director, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote either in favor of or against the candidate, or to abstain from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” Mr. Gladstein’s election as director.

     The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

     Certain information concerning the nominee and those directors whose terms of office will continue following the Annual Meeting is set forth below:

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR the election of Mr. Gladstein.

Nominee Standing for Election for the Term Expiring in 2007

Gary S. Gladstein has served as one of our directors since 1989. Mr. Gladstein has been a Senior Consultant to Soros Fund Management LLC, an investment advisory firm, since January 2000. From 1989 to December 1999, he was a Managing Director and the Chief Operating Officer of Soros Fund Management LLC. Mr. Gladstein is a director of Mueller Industries, Inc. (NYSE: MLI) and Imergent, Inc.(OTCBB: IMGG). Mr. Gladstein is a director of several not-for-profit organizations including the University of Connecticut Foundation, The Samuel Waxman Cancer Research Foundation at Mt. Sinai Hospital, The Abraham Initiatives, The Hebrew Free Loan Association and the National Sleep Research Foundation.

Directors Whose Terms Expire in 2005

David A. Preiser has served as one of our directors since 1990. Mr. Preiser is a Senior Managing Director of Houlihan, Lokey, Howard & Zukin, Inc., an investment banking firm ("Houlihan, Lokey") and serves as a member of its Board of Directors. Mr. Preiser was a Managing Director of Houlihan, Lokey from January 1993 to December 2001. Mr. Preiser has been the Managing Partner of Sunrise Capital Partners, L.P., a private equity fund affiliated with Houlihan, Lokey, since the inception of the fund in December 1998. Mr. Preiser is a director of NVR, Inc. (AMEX: NVR) and Tremisis Energy Acquisition Corporation, a private company which has recently filed a registration statement with the Securities and Exchange Commission in contemplation of an initial public offering.

Robert N. Wildrick has served as one of our directors since 1994, as our Chief Executive Officer since November 1999 and as our President since December 1999. Mr. Wildrick was Director, President and Chief Executive Officer of Venture Stores, Inc. (“Venture”), a publicly traded family value retailer, from April 1995 to May 1998 and was Chairman of its board of directors from January 1996 to May 1998. From 1976 to April 1995, Mr. Wildrick was employed by Belk Stores Services, a retailing company, in various capacities, including Corporate Executive Vice President for Merchandise and Sales Promotion, Chief Merchandising Officer, Senior Vice President (Corporate) and General Manager. Mr. Wildrick currently serves on the board of directors of the Greater Baltimore Alliance, the Advisory Board of Johns Hopkins Children’s Hospital and the board of directors of the Pride of Baltimore. Mr. Wildrick is a former member of the board of directors and the executive committee of The Fashion Association and a former member of the board of directors of Goodwill Industries International, Inc.

Director Whose Term Expires in 2006

Andrew A. Giordano has served as one of our directors since 1994 and as our Chairman of the Board since May 1999. He was our interim Chief Executive Officer from May 1999 to October 1999. Mr. Giordano has been a principal of The Giordano Group, Limited, a diversified consulting firm, since its founding in February 1993. Mr. Giordano was the President and Chief Operating Officer of Graham-Field Health Products, Inc. from February 1998 to June 1998 and was a director of Graham-Field from 1994 to June 1998. Mr. Giordano is a director of several privately held companies including Dale Carnegie & Associates, Inc., a global provider of locally delivered training in leadership, sales, interpersonal and communications skills. Mr. Giordano is a director of the United States Navy Memorial

Foundation and the Navy, Marine Corps, Coast Guard Residence Foundation. In 1984, Mr. Giordano retired from his position as CEO, Naval Supply Systems Command with the rank of Rear Admiral.

Board Independence

     The Board has determined that each of Messrs. Giordano, Gladstein and Preiser is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards (each an “Independent Director”, collectively the “Independent Directors”).

Committees of the Board of Directors

     The Board has a standing Audit Committee, Compensation Committee and Incentive Plan Committee. The following lists the primary responsibilities of each of these committees and their members.

     Audit Committee

     The Audit Committee, currently comprised of Messrs. Giordano, Gladstein (Chairman) and Preiser, assists the Board with the oversight of: (1) the integrity of our financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of our internal audit function and independent auditor; (4) the adequacy of our systems of internal accounting and financial controls; and (5) our compliance with ethics policies and legal and regulatory requirements. During each Audit Committee meeting held in the 2003 Fiscal Year, the Audit Committee had the opportunity to discuss matters with our independent public auditors outside the presence of management.

     The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor reports directly to the Audit Committee. The Audit Committee has the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. We cover all payments to these independent advisors. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     The Board has determined that Mr. Gladstein is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K and that Mr. Gladstein and each of the other members of the Audit Committee is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

     The Audit Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter was attached to our Proxy Statement for our 2003 Annual Meeting of Stockholders.

     Compensation Committee

     The Compensation Committee, currently comprised of our Independent Directors, Messrs. Giordano, Gladstein and Preiser, advises the Chief Executive Officer and the Board on matters of our compensation philosophy and the compensation of executive officers and other individuals compensated by us, including among other things, annual salaries and incentive compensation arrangements. During the 2003 Fiscal Year, Mr. Wildrick was a member of the Compensation Committee but did not participate in the deliberations or actions of the committee with respect to his compensation. Mr. Wildrick has resigned from the Compensation Committee.

     Incentive Plan Committee

     The Incentive Plan Committee, currently comprised of Messrs. Gladstein and Preiser, administers the 1994 Incentive Plan and the 2002 Incentive Plan.

Attendance at Board and Committee Meetings

     The Board held five meetings and acted by unanimous written consent three times during the 2003 Fiscal Year. The Audit Committee held seven meetings during the 2003 Fiscal Year. The Compensation Committee held five meetings during the 2003 Fiscal Year. Each director attended or participated in 75% or more of (1) the meetings of the Board and (2) the meetings held by all committees of the Board on which such director served during the 2003 Fiscal Year.

     While the Board has not adopted a formal policy regarding director attendance at annual meetings of stockholders, the Board schedules one of its quarterly meetings on the day of or the day prior to each annual meeting of stockholders. Our directors, therefore, are encouraged to and typically do attend the annual meeting of stockholders. All of our directors and director nominees were present at the 2003 Annual Meeting of Stockholders held on June 17, 2003 (the “2003 Annual Meeting”).

Stockholder Communication with the Board of Directors

     Stockholders may communicate with the Board by sending a letter to Jos. A. Bank Clothiers, Inc. Board of Directors c/o General Counsel, 500 Hanover Pike, Hampstead, Maryland 21074. The General Counsel will receive the correspondence and forward it to the Chairman of the Board, the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the General Counsel has the authority to discard or disregard any communication which is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

Consideration of Director Nominees

     We do not have a standing nominating committee. The Board believes that the current size of our Board does not necessitate a separate nominating committee. The Board has adopted resolutions in accordance with the National Association of Securities Dealers' listing standards authorizing a majority of the independent members of the Board to recommend nominees to the full Board. Our three Independent Directors, Messrs. Giordano, Gladstein and Preiser participate in the consideration of director nominees.

     Stockholder Nominees

     The Board’s policy is to consider prospective director nominations properly submitted by a stockholder. For a description of the process for nominating directors in accordance with our Amended and Restated Bylaws, see “What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?” in the Questions and Answers section of this Proxy Statement.

     Director Qualifications

     The Board does not believe that it is in our best interests to establish rigid criteria for the selection of prospective director nominees. Rather, the Board recognizes that the challenges and needs we face will change over time and, accordingly, believes that the selection of prospective director nominees should be based on skill sets relevant to the issues we face or are likely to face at the time of nomination. At the same time, the Board strongly believes that we will benefit from a diversity of background and experience on the Board and therefore seeks prospective director nominees who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: retail, finance, international business, investment banking, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Board believes all prospective director nominees must possess in order to be recommended to the Board of Directors, including:

  a commitment to ethics and integrity;

  a commitment to personal and organizational accountability;

  a history of achievement that reflects superior standards for themselves and others; and

  an ability to take tough positions while, at the same time, being respectful of the opinions of others and working collaboratively.

     Identifying and Evaluating Prospective Director Nominees

     The Board uses a variety of methods for identifying nominees for director. Prospective director nominees may come to the attention of the Board through current directors, professional search firms, stockholders or other persons.

     The Independent Directors will evaluate all prospective director nominees, including those recommended by stockholders, in the same manner. Generally, prospective director nominees will be evaluated at special meetings of the Independent Directors. The Independent Directors will make an initial determination as to whether to conduct a full evaluation of the prospective director nominee based upon various factors, including, but not limited to: (1) the information submitted with the nomination, (2) the Board’s own knowledge of the prospective director nominee, (3) the current size of the Board and any anticipated vacancies or needs and (4) whether the prospective director nominee can satisfy the minimum qualifications established by the Independent Directors. The Independent Directors may then decide to do a comprehensive evaluation of a prospective director nominee. The Independent Directors may also choose to interview the candidate. After completing its evaluation, the Independent Directors will recommend to the full Board any person it determines should be considered by the Board. The Board would then consider and establish its nominees.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Board and Committee Fees

     Each Independent Director receives an annual retainer of $18,500. In compensation for his duties as Chairman of the Board and lead Independent Director, Mr. Giordano receives an additional annual retainer of $35,000. Each Independent Director also receives (a) attendance fees of $2,500 per Board meeting and $1,000 per Committee meeting and (b) reimbursement for an annual acquisition of our common stock having a market value of $15,000 as of the time of acquisition, plus actual brokerage fees incurred. One-half of the usual meeting attendance fee (i.e., $1,250 and $500, respectively) is paid to each Independent Director for participation in each telephonic Board or Committee meeting. All directors are reimbursed for actual out-of-pocket expenses incurred by them in connection with their attending meetings of the Board or of a Committee.

Option Grants

     Our Independent Directors are eligible to receive option grants under our 1994 Incentive Plan and our 2002 Incentive Plan. Both plans provide for an adjustment of options and the exercise price per share of options in the event that we effect a stock dividend. All references to options in this section have been adjusted to reflect the Stock Dividend.

     Under our 1994 Incentive Plan, each Independent Director received an option to purchase up to 30,000 shares of common stock at an exercise price equal to the fair market price of a share of common stock on August 1, 1994, the date of grant (the “1994 Initial Formula Award”). The option vested as to 6,000 shares of common stock on the first day of each year following the grant date until it was fully vested, except that any Independent Director who failed to attend at least 75% of the Board meetings in any calendar year automatically forfeited the right to exercise such portion of the option that would otherwise have become exercisable on the next following January 1, which portion ceased to have any force or effect. All of the options under 1994 Initial Formula Award either have vested or were forfeited as of January 1, 1999.

     Also pursuant to the 1994 Incentive Plan, each Independent Director is entitled to receive on August 1 of each year an immediately exercisable option to purchase up to 1,500 shares of common stock at an exercise price equal to the fair market price of the common stock on the date of grant (the “1994 Annual Formula Award”; the 1994 Initial Formula Award and the 1994 Annual Formula Award are hereinafter collectively referred to as the “1994 Formula Awards”). The exercise price of the 1994 Annual Formula Award granted to the Independent Directors in the 2003 Fiscal Year was $25.913 per share. Options granted to Independent Directors under the 1994 Formula Awards generally expire and cease to be of any force or effect on the earlier of the tenth anniversary of the date of any such grant or the first anniversary of the date on which an optionee is no longer a member of the Board.

     Formula awards which may be granted to Independent Directors pursuant to the 2002 Incentive Plan are upon substantially the same terms and conditions as the 1994 Formula Awards. If a current Independent Director received a 1994 Initial Formula Award, that Independent Director will not receive an additional initial formula award under the 2002 Incentive Plan. Independent Directors will not receive annual formula awards under both the 1994 Incentive Plan and the 2002 Incentive Plan for a particular year.

     On March 14, 2003, each Independent Director received an option under the 2002 Incentive Plan to purchase up to 30,000 shares of common stock at an exercise price of $15.433, the fair market price of a share of common stock on the date of grant. The options were scheduled to vest over a four year period beginning in 2004. On December 2, 2003, the options were amended to provide that options to purchase 7,500 shares of common stock vested immediately and options to purchase 22,500 shares were forfeited. On December 2, 2003, each Independent Director was granted an immediately exercisable option to purchase 22,500 shares of common stock at an exercise price of $25.653, the fair market price of a share of common stock on the grant date.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

Change in Independent Public Auditors

     KPMG LLP (“KPMG”) performed the audit of the financial statements of the Company for the 2003 Fiscal Year and issued an unqualified opinion thereon. On April 19, 2004, the Audit Committee notified KPMG that they would not be our principal accountant for the 2004 Fiscal Year and on April 20, 2004 the Audit Committee engaged Ernst & Young LLP (“E&Y”) as our principal accountant. Prior to the engagement, an Administrative Law Judge of the Securities and Exchange Commission had issued an Order and Initial Decision In the Matter of Ernst & Young LLP, File No. 3-10933, suspending E&Y from accepting audit engagements for new Commission registrant audit clients for a period of six months from the date that the Initial Decision became effective. E&Y represented to us that the Order and Initial Decision would not prevent the Company from engaging E&Y until such Order and Initial Decision was entered as a final order of the Securities and Exchange Commission. On April 26, 2004, nearly a week after we had engaged E&Y, the Order became final. The following day, the Office of the Chief Accountant of the Securities and Exchange Commission issued a letter setting forth guiding principles regarding E&Y’s suspension. Pursuant to those guiding principles, and subject to certain exceptions, E&Y was prohibited for a term of six months from accepting as a new Commission registrant audit client, inter alia, any entity with which E&Y did not have a continuing audit relationship as of April 16, 2004. Therefore, E&Y could not, consistent with the guiding principles, continue as our principal accountant. As approved by the Audit Committee, on May 12, 2004, we engaged Deloitte & Touche LLP (“Deloitte”) as our principal accountant to audit our financial statements for the 2004 Fiscal Year.

     During our two most recent fiscal years and during the subsequent interim period through April 19, 2004, (a) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG's satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (b) there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

     The audit reports of KPMG on our consolidated financial statements as of and for the years ended February 1, 2003 and January 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company’s two most recent fiscal years and during the subsequent interim period through May 12, 2004, (a) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to E&Y’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (b) there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

     E&Y did not issue any audit reports on the consolidated financial statements of Jos. A. Bank Clothiers, Inc. and subsidiaries as of and for the years ended February 1, 2003 and January 31, 2004.

     During our two most recent fiscal years and through the respective dates of the Audit Committee’s decisions, the Company did not consult with E&Y or Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

     In accordance with the requirements of Regulation S-K, we provided KPMG, E&Y and Deloitte with a copy of the foregoing disclosure prior to the filing of this Proxy Statement.

Ratification of Appointment of Deloitte & Touche LLP

     On May 12, 2004, the Audit Committee appointed Deloitte to serve as our independent public auditors for the year ending January 29, 2005. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to ratify the selection of Deloitte.

     In the event the stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

     Representatives of KPMG are not expected to be present at the Annual Meeting. Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Fees billed to Jos. A. Bank by KPMG LLP during Fiscal Years 2003 and 2002

     In addition to retaining KPMG to audit our financial statements, we engaged KPMG to perform other services from time to time. The following table sets forth the aggregate fees billed by KPMG in connection with the services rendered during the past two fiscal years.

Type of Fee	2003	2002

Audit Fees	$145,000	$105,000

Audit-Related Fees (1)	$26,200	$11,000

Tax Fees (2)	$23,495	$77,500

All Other Fees (3)		$13,600
	--

Total Fees For Services Provided	$194,695	$207,100

-------------------------------
(1)	Audit-Related Fees represent fees for assurance and related services that are related to accounting consultations and consultations concerning financial accounting and reporting standards, internal control reviews and attest services that are not required by statute or regulation.

(2)	Tax Fees are fees for tax compliance, tax advice and tax planning. The Audit Committee pre-approved these services.

(3)	All Other Fees include fees for financial information systems implementation and design, information systems reviews not performed in connection with the audit and information technology consulting services. The Audit Committee pre-approved these services.

Fees billed to Jos. A. Bank by Ernst & Young LLP during Fiscal Years 2003 and 2002

     E&Y did not bill the Company in connection with any services rendered during the past two fiscal years.

Pre-approval Policies and Procedures

     The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange

Act of 1934, as amended. The Audit Committee approved all such services prior to the auditor’s engagement for such services during the year ended January 31, 2004.

     We have engaged E&Y to provide assistance in organizing the Section 404 evaluation project team and to support the Company’s process of documenting internal controls over financial reporting at the Company relating to the pending requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We have engaged Deloitte to perform limited scope audits for our two retirement plans and to review our federal tax return. These engagements were specifically pre-approved by the Audit Committee.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending January 29, 2005.

OTHER BUSINESS

     The Board knows of no business that will come before the Annual Meeting for action except as described in the accompanying Notice of Meeting. However, as to such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

     The Board encourages you to have your shares voted at the Annual Meeting by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you attend the Annual Meeting. However, by signing and returning the proxy you have assured your representation at the Annual Meeting. Thank you for your cooperation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of May 7, 2004, by (1) each executive officer named in the Summary Compensation Table below (each a “Named Executive Officer”), (2) each director or director nominee, (3) all directors and executive officers as a group, and (4) each person (or group) that beneficially owns more than 5% of our common stock. Unless otherwise indicated, each of the stockholders can be reached at our principal executive offices located at 500 Hanover Pike, Hampstead, Maryland 21074.

	Shares Beneficially Owned*

	Number	Percent

R. Neal Black (1)	109,562	1.02%
Jerry L. DeBoer (2)	22,608	**
Robert B. Hensley (3)	90,150	**
David E. Ullman (4)	142,500	1.32%
Robert N. Wildrick (5)	734,999	6.57%
Andrew A. Giordano (6)	55,155	**
Gary S. Gladstein (7)	100,348	**
David A. Preiser (8)	95,013	**
All directors and executive officers
as a group (13 persons) (9)	1,458,033	12.39%

Deutsche Bank AG (10)	1,134,669	10.66%

*	Gives effect to the shares of common stock issuable upon the exercise of all options exercisable within 60 days of May 7, 2004 and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on shares of our common stock outstanding as of May 7, 2004. To our knowledge and based on reviews of Forms 4 and Schedules 13D and Schedules 13G filed with the Securities and Exchange Commission, except as disclosed in this table, no other stockholder beneficially owned more than 5% of the outstanding shares of common stock as of May 7, 2004.

**	Represents less than 1%.

(1)	Mr. Black’s shares consist of a direct beneficial interest in 33,150 shares of common stock and currently exercisable options to purchase 76,412 shares of common stock.

(2)	Mr. DeBoer’s shares consist of a direct beneficial interest in 1,500 shares of common stock, an indirect beneficial interest in 108 shares of common stock held by his son and currently exercisable options to purchase 21,000 shares of common stock.

(3)	Mr. Hensley’s shares consist of a direct beneficial interest in 3,150 shares of common stock and currently exercisable options to purchase 87,000 shares of common stock.

(4)	Mr. Ullman’s shares consist of a direct beneficial interest in 7,500 shares of common stock and currently exercisable options to purchase 135,000 shares of common stock.

(5)	Mr. Wildrick’s shares consist of a direct beneficial interest in 189,000 shares of common stock and currently exercisable options to purchase 545,999 shares of common stock.

(6)	Mr. Giordano’s shares consist of a direct beneficial interest in 23,655 shares of common stock and currently exercisable options to purchase 31,500 shares of common stock.

(7)	Mr. Gladstein’s shares consist of a direct beneficial interest in 38,848 shares of common stock and currently exercisable options to purchase 61,500 shares of common stock. Mr. Gladstein may be deemed to beneficially own any shares of our common stock which may be owned by Soros Fund Management LLC because he is a Senior Consultant to Soros Fund Management LLC. Mr. Gladstein disclaims beneficial ownership of any shares of our common stock which may be owned by Soros Fund Management LLC.

(8)	Mr. Preiser’s shares consist of a direct beneficial interest in 27,513 shares of common stock and currently exercisable options to purchase 67,500 shares of common stock. Mr. Preiser may be deemed to beneficially own any shares of our common stock which may be owned by Houlihan, Lokey, Howard & Zukin, Inc. (“Houlihan, Lokey”) because Mr. Preiser is a Senior Managing Director of Houlihan, Lokey. Mr. Preiser disclaims beneficial ownership of any shares of our common stock which may be owned by Houlihan, Lokey.

(9)	Includes: R. Neal Black, Gary W. Cejka, Jerry L. DeBoer, Charles D. Frazer, Andrew A. Giordano, Gary S. Gladstein, Robert B. Hensley, Gary Merry, Richard E. Pitts, David A. Preiser, Sean Scarlis, David E. Ullman, and Robert N. Wildrick.

(10)	The number of shares beneficially owned by Deutsche Bank AG (“DBAG”) is based on an amended Schedule 13G filed with the Securities and Exchange Commission on March 10, 2004 by DBAG and by Deutsche Bank Trust Company Americas (“DB Trust”). DBAG is the parent holding company of DB Trust. In its capacity as the parent of DB Trust, DBAG beneficially owns 1,134,669 shares of common stock, exercises sole voting power over 1,043,695, sole dispositive power over 1,134,669 shares of common stock and exercises shared voting power over 11,250 shares of common stock. DBAG’s principal business address is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth our directors and executive officers, their ages and the positions they hold:

Name	Age	Position

Andrew A. Giordano	71	Chairman of the Board of Directors
Gary S. Gladstein	59	Director
David A. Preiser	47	Director
Robert N. Wildrick	60	President, Chief Executive Officer and Director
R. Neal Black	49	Executive Vice President for Merchandising and Marketing
Gary W. Cejka	54	Senior Vice President – Store Operations
Jerry L. DeBoer	60	Senior Vice President – Marketing
Charles D. Frazer	45	Senior Vice President, General Counsel and Secretary
Robert B. Hensley	51	Executive Vice President – Stores and Operations
Gary Merry	41	Senior Vice President – Chief Information Officer
Richard E. Pitts	51	Treasurer
Sean Scarlis	37	Controller – Principal Accounting Officer
David E. Ullman	46	Executive Vice President - Chief Financial Officer

INFORMATION CONCERNING EXECUTIVE OFFICERS

R. Neal Black has been our Executive Vice President for Merchandising and Marketing since January 2000. Mr. Black was Senior Vice President, General Merchandise Manager, of the McRae’s division of Saks Incorporated from June 1998 to January 2000 and was Senior Vice President of Product Development and General Merchandise Manager of Venture Stores, Inc. from September 1996 to April 1998.

Gary W. Cejka has been our Senior Vice President for Store Operations since December 1997.

Jerry L. DeBoer has been our Senior Vice President-Marketing since December 2000. Mr. DeBoer was Vice President, Men’s, of the Parisian Division of Saks Incorporated from 1999 to 2000 and was the Senior Vice President, General Merchandise Manager, Soft Lines, of Venture Stores, Inc. from 1995 to 1998.

Charles D. Frazer has been our General Counsel and Secretary since 1994 and a Senior Vice President of the Company since December 1997.

Robert B. Hensley has been our Executive Vice President-Stores and Operations since December 1999. Mr. Hensley was Senior Vice President for Human Resources of Office Max, Inc. from July 1998 to November 1999 and Executive Vice President for Stores and Operations of Venture Stores, Inc. from May 1997 to June 1998.

Gary Merry has been our Senior Vice President-Chief Information Officer since June 2001 and was the Company’s Chief Information Officer from September 2000 to June 2001. Mr. Merry was Vice President of the Digital Commerce Division of First American Information Systems from March 1999 to September 2000 and was Vice President, Group Manager/Consumer Finance Technology, of Bank of America from July 1996 to March 1999.

Sean Scarlis has been our Principal Accounting Officer since May 2004 and our Controller since November 2003. From August 1997 to October 2003, Mr. Scarlis was employed by e.Spire Communications, Incorporated in various capacities with responsibility for financial reporting, including Controller and Chief Accounting Officer. On March 21, 2001, e.Spire filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case Number 01-974).

Richard E. Pitts has been our Treasurer since December 1999 and was the Company’s Principal Accounting Officer from December 1999 to May 2004. From March 1982 to December 1999, Mr. Pitts worked for the Company in various positions in our accounting and finance departments.

David E. Ullman has been our Executive Vice President-Chief Financial Officer since September 1995 and was the Company’s Chief Administrative Officer from June 1997 to December 1999.

Executive Compensation

     The following table provides certain summary information concerning the compensation earned for each of the last three years by our current President and Chief Executive Officer and each of our four other most highly compensated executive officers who were serving as executive officers as of January 31, 2004. The listed individuals are herein referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

							Long-Term
		Annual Compensation					Compensation

							Securities	All Other
					Other Annual		Underlying	Compensation
Name and Principal Position	Year	Salary	Bonus(*)		Compensation		Options	(**)

Robert N. Wildrick	2003	768,000	2,823,750	(1)	29,494	(2)	150,000	4,920
President and	2002	750,000	1,875,000		29,047	(3)	300,000	4,800
Chief Executive Officer	2001	455,141	924,300		28,498	(4)	225,000	2,765

Robert B. Hensley	2003	288,847	348,000		15,927	(5)	37,500	4,920
Executive Vice President,	2002	273,458	275,000		14,661	(6)	30,000	4,800
Stores and Operations	2001	254,950	254,950		30,757	(7)	--	619

R. Neal Black	2003	288,847	348,000		15,203	(8)	37,500	4,920
Executive Vice President,	2002	273,267	275,000		14,445	(9)	30,000	4,800
Merchandising and Marketing	2001	252,475	252,475		13,950	(10)	--	3,400

David E. Ullman	2003	238,846	288,000		12,891	(11)	37,500	4,920
Executive Vice President,	2002	223,494	225,000		8,076	(12)	30,000	4,800
Chief Financial Officer	2001	202,305	205,420		9,322	(13)	--	2,781

Jerry L. DeBoer	2003	198,462	150,000		11,235	(14)	22,500	3,717
Senior Vice President,	2002	180,000	108,000		9,989	(15)	7,500	2,317
Marketing	2001	180,000	108,000		69,533	(16)	--	--
---------------

The Summary Compensation Table above excludes certain annual compensation in the form of perquisites and other personal benefits where the aggregate amount of such annual compensation does not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each Named Executive Officer.

*Unless otherwise noted, amounts in the “Bonus” column generally represent bonuses attributable to performance in the stated fiscal year. Bonuses are paid in the next following fiscal year.

**All Other Compensation represents our contribution to 401(k) and/or 401(s) retirement account(s).

(1)	The amount listed includes a $900,000 extension bonus paid to Mr. Wildrick in connection with the extension of his employment agreement for an additional four year term ending January 31, 2009. Without the extension, Mr. Wildrick’s employment agreement would have expired January 29, 2005 and Mr. Wildrick would have been entitled to severance in the amount of $900,000. Mr. Wildrick’s amended employment agreement does not provide for severance upon expiration of the employment term.

(2)	Mr. Wildrick’s other annual compensation for 2003 consists of payments for certain insurance premiums ($8,494) and an allowance for automobile and other expenses ($21,000).

(3)	Mr. Wildrick’s other annual compensation for 2002 consists of payments for certain insurance premiums ($8,047) and an allowance for automobile and other expenses ($21,000).

(4)	Mr. Wildrick’s other annual compensation for 2001 consists of payments for certain insurance premiums ($8,790) and an allowance for automobile and other expenses ($19,708).

(5)	Mr. Hensley’s other annual compensation for 2003 consists of payments for certain insurance premiums ($6,327) and an automobile allowance ($9,600).

(6)	Mr. Hensley’s other annual compensation for 2002 consists of payments for certain insurance premiums ($5,061) and an automobile allowance ($9,600).

(7)	Mr. Hensley’s other annual compensation for 2001 consists of payments for certain insurance premiums ($4,353), an automobile allowance ($9,600) and a moving allowance ($16,804).

(8)	Mr. Black’s other annual compensation for 2003 consists of payments for certain insurance premiums ($5,603) and an automobile allowance ($9,600).

(9)	Mr. Black’s other annual compensation for 2002 consists of payments for certain insurance premiums ($4,845) and an automobile allowance ($9,600).

(10)	Mr. Black’s other annual compensation for 2001 consists of payments for certain insurance premiums ($4,350) and an automobile allowance ($9,600).

(11)	Mr. Ullman’s other annual compensation for 2003 consists of payments for certain insurance premiums ($5,308) and the taxable value of the personal use of a Company car ($7,583).

(12)	Mr. Ullman’s other annual compensation for 2002 consists of payments for certain insurance premiums ($4,260) and the taxable value of the personal use of a Company car ($3,816).

(13)	Mr. Ullman’s other annual compensation for 2001 consists of payments for certain insurance premiums ($3,776) and the taxable value of the personal use of a Company car ($5,546).

(14)	Mr. DeBoer’s other annual compensation for 2003 consists of payments for certain insurance premiums ($7,035) and an automobile allowance ($4,200).

(15)	Mr. DeBoer’s other annual compensation for 2002 consists of payments for certain insurance premiums ($5,789) and an automobile allowance ($4,200).

(16)	Mr. DeBoer’s other annual compensation for 2001 consists of payments for certain insurance premiums ($5,333), an automobile allowance ($4,200) and a moving allowance ($60,000).

Stock Option Grants

     The following table contains information concerning the stock options granted to the Named Executive Officers during the year ended January 31, 2004. All the grants were made under our 2002 Incentive Plan. We have not granted any stock appreciation rights.

OPTION GRANTS DURING YEAR ENDED JANUARY 31, 2004

			Individual Grants

			% of Total			Potential Realizable Value at
	Number of		Options			Assumed Annual Rates of
	Shares		Granted to			Stock Price Appreciation for
	Underlying		Employees	Exercise		Option Term (2)
	Options		in Fiscal	Price Per	Expiration
Name	Granted		Year (1)	Share	Date	5%	10%

Robert N. Wildrick	150,000	(3)	41.4%	$30.093	10/3/13	$2,838,799	$7,194,074
Robert B. Hensley	37,500	(4)	10.4%	$15.433	3/14/13	$363,965	$922,359
R. Neal Black	37,500	(4)	10.4%	$15.433	3/14/13	$363,965	$922,359
David E. Ullman	37,500	(4)	10.4%	$15.433	3/14/13	$363,965	$922,359
Jerry L. DeBoer	22,500	(5)	6.2%	$15.433	3/14/13	$218,379	$553,415
-----------

(1)	During the year ended January 31, 2004, we granted our employees options to purchase an aggregate of 362,223 shares of common stock.

(2)	The potential realizable value is calculated based upon the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(3)	The options granted to Mr. Wildrick were fully vested upon issuance.

(4)	7,500 of the options granted to the Named Executive Officer vested immediately upon issuance. 15,000 of the options granted to the Named Executive Officer vested or will vest on March 14, 2004 and March 14, 2005.

(5)	7,500 of the options granted to Mr. DeBoer vested immediately upon issuance. 7,500 of the options granted to Mr. DeBoer vested or will vest on March 14, 2004 and March 14, 2005.

Option Exercise and Year-End Values

     The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2003 Fiscal Year and unexercised options held by them at of the end of that fiscal year. Share values and the value realized upon the exercise of options have not been adjusted to reflect the Stock Dividend.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

					Value of Unexercised In-the-
			Number of Shares Underlying		Money Options at
			Unexercised Options at Fiscal
			Year End		January 31, 2004(2)
	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert N. Wildrick	712,000	29,818,940	364,000	-	8,628,878	-
Robert B. Hensley	2,000	71,260	73,000	20,000	2,625,540	414,800
R. Neal Black	2,000	70,260	78,000	20,000	2,907,190	414,800
David E. Ullman	5,000	211,120	80,000	20,000	2,818,645	414,800
Jerry L. DeBoer	1,000	27,881	9,000	10,000	236,264	207,400

----------

(1)	Based upon the market price of the purchased shares of the exercise date less the option exercise price paid for those shares.

(2)	Based upon the market price of $43.89 per share, determined on the basis of the closing selling price per share of common stock on the NASDAQ National Market on January 30, 2004, less the option exercise price payable per share.

Executive Employment Agreements

     We have entered into employment agreements with each of Robert N. Wildrick, Robert B. Hensley, R. Neal Black, David E. Ullman and Jerry L. DeBoer. The Compensation Committee’s Report on Executive Compensation includes a detailed description of our Basic Bonus Plan and Incentive Bonus Plan in the section titled “Cash-Based Compensation.”

Robert N. Wildrick

     Mr. Wildrick is employed as our Chief Executive Officer pursuant to an amended employment agreement that expires on January 31, 2009. Mr. Wildrick currently receives an annual base salary of $784,121 and is eligible to receive a basic bonus of up to 125% of his base salary or, in lieu thereof, an incentive bonus of up to 250% of his base salary. The annual bonus is generally conditioned upon the Company achieving certain goals for earnings per share as established by the Compensation Committee. Mr. Wildrick received a guaranteed bonus of $56,250 for the period from November 1, 1999 through January 29, 2000. Mr. Wildrick received a guaranteed bonus of $168,750 for the period from January 30, 2000 through October 31, 2000, which was credited against the performance-based bonus paid to Mr. Wildrick for the year ended January 28, 2000. As approved by the Compensation Committee in Mr. Wildrick’s original employment agreement, effective November 1, 1999, the Company granted to Mr. Wildrick an option to purchase 600,000 shares of common stock at an exercise price of $3.41 per share (pre-Stock Dividend). The option was fully exercised during the 2003 Fiscal Year. The exercise price of the option was calculated as the average closing price of the common stock for the thirty day trading period commencing ten trading days prior to November 1, 1999, the date Mr. Wildrick started working with us. During the year ended January 28, 2000, Mr. Wildrick was paid a moving allowance of $110,000 in accordance with the employment agreement. As approved by the Compensation Committee in Mr. Wildrick’s amended employment agreement, effective October 3, 2003, the Company granted to Mr. Wildrick an immediately vested option to purchase 150,000 shares of common stock at an exercise price of $30.093 per share, the closing price of our stock on the grant date. Mr. Wildrick received an extension bonus of $900,000 in connection with the extension of his employment agreement for an additional four year term ending January 31, 2009. Without the extension, Mr. Wildrick’s employment agreement would have expired January 29, 2005 and Mr. Wildrick would have been entitled to severance in the amount of $900,000. Mr. Wildrick’s amended employment agreement does not provide for severance upon expiration of the employment term. We may or Mr. Wildrick may terminate his employment agreement without cause or good reason upon sixty days written notice. We may terminate the employment agreement for cause. Mr. Wildrick may terminate the employment agreement for good reason or upon a change in control. In addition to any prorated bonus to which Mr. Wildrick may be entitled, he will be entitled to termination compensation of (a) $1,500,000, if we terminate the employment agreement without cause or if Mr. Wildrick terminates the employment agreement for good reason; or (b) $1,800,000, if we terminate the employment agreement within 90 days following our change of control or if Mr. Wildrick terminates the employment agreement upon our change of control. Mr. Wildrick will generally be subject to certain non-compete restrictions following the term of his employment with us.

Robert B. Hensley

      Mr. Hensley is employed as our Executive Vice President for Stores and Operations pursuant to an amended employment agreement that expires January 31, 2005. Mr. Hensley currently receives an annual base salary of $305,000. Mr. Hensley is currently eligible to receive a basic bonus of up to 65% of his base salary or, in lieu thereof, an incentive bonus of up to 130% of his base salary. During the year ended January 28, 2000, we granted Mr. Hensley an option to purchase 50,000 shares of common stock at an exercise price of $3.00 per share (the market closing price of the common stock on Mr. Hensley’s start date with us) (pre-Stock Dividend). The option is fully vested. Mr. Hensley was paid a moving allowance of $58,281 during the year ended February 2, 2001 and $16,804 during the year ended February 1, 2002. If Mr. Hensley is terminated without cause or resigns for good reason, or if his employment agreement expires without our having offered him at least a one year renewal or extension of the employment period on its then current terms, Mr. Hensley shall be entitled to receive termination compensation equal to his base salary for a period of twelve (12) months following the date of termination plus a prorated portion of the bonus for the then current bonus year. Mr. Hensley will generally be subject to certain non-compete restrictions following the term of his employment with us.

R. Neal Black

      Mr. Black is employed as our Executive Vice President for Merchandising and Marketing pursuant to an amended employment agreement that expires January 31, 2005. Mr. Black currently receives an annual base salary of $305,000. Mr. Black is currently eligible to receive a basic bonus of up to 65% of his base salary or, in lieu thereof, an incentive bonus of up to 130% of his base salary. During the year ended January 28, 2000, we granted Mr. Black an option to purchase up to 55,000 shares of common stock at an exercise price of $3.50 per share (the market closing price of the common stock on Mr. Black’s start date with us) (pre-Stock Dividend). The option is fully vested. Mr. Black was paid a moving allowance of $55,489 during the year ended January 28, 2000. If Mr. Black is terminated without cause or resigns for good reason, or if his employment agreement expires without our having offered him at least a one year renewal or extension of the employment period on its then current terms, Mr. Black shall be entitled to receive termination compensation equal to his base salary for a period of twelve (12) months following the date of termination plus a prorated portion of the bonus for the then current bonus year. Mr. Black will generally be subject to certain non-compete restrictions following the term of his employment with us.

David E. Ullman

     Mr. Ullman is employed as our Executive Vice President- Chief Financial Officer pursuant to an amended and restated employment agreement that expires January 31, 2005. Mr. Ullman currently receives an annual base salary of $260,000. Mr. Ullman is currently eligible to receive a basic bonus of up to 65% of his base salary or, in lieu thereof, an incentive bonus of up to 130% of his base salary. If Mr. Ullman is terminated without cause or resigns for good reason, or if his employment agreement expires without our having offered him at least a one year renewal or extension of the employment period on its then current terms, Mr. Ullman shall be entitled to receive termination compensation equal to his base salary for a period of eighteen (18) months following the date of termination plus a prorated portion of the bonus for the then current bonus year. Mr. Ullman will generally be subject to certain non-compete restrictions following his term of employment with us.

Jerry L. DeBoer

     Mr. DeBoer is employed as our Senior Vice President for Marketing pursuant to a letter agreement dated November 20, 2000. During the year ended February 2, 2001, Mr. DeBoer received a signing bonus of $10,000. Mr. DeBoer currently receives a base salary of $206,000. Mr. DeBoer is currently eligible to receive a basic bonus of up to 50% of his base salary or, in lieu thereof, an incentive bonus of up to 75% of his base salary. Mr. DeBoer was paid a moving allowance of $60,000 in during the year ended February 1, 2002. Under the terms of the letter agreement, Mr. DeBoer’s employment with us may be terminated at any time by either us or by Mr. DeBoer. In the event Mr. DeBoer’s employment with us ends due to reasons other than voluntary resignation or for cause, Mr. DeBoer shall be entitled to receive termination compensation equal to his base salary for a period of twelve (12) months following the date of termination.

Compensation Committee Interlocks and Insider Participation

     During the 2003 Fiscal Year, no interlocking relationship has existed between the members of our Compensation Committee and the board of directors or compensation committee of any other company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

     Jos. A. Bank Clothiers, Inc. (the “Company”) applies a consistent philosophy to compensation for all employees, including executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

     Compensation Philosophy

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward senior management who contribute to the long-term success of the Company. To achieve these goals, the Company’s executive compensation program is composed of cash-based compensation (in the form of base salaries and bonuses) and equity-based compensation (in the form of stock option grants). Having a compensation program that allows the Company to successfully attract and retain key employees permits the Company to enhance stockholder value, foster innovation and teamwork and adequately reward employees.

     The Company has established the following principles to guide development of the Company’s compensation program and to provide a framework for compensation decisions:

  provide a total compensation package that will attract the best talent to the Company, motivate individuals to perform at their highest levels, reward outstanding performance and retain executives whose skills are critical for building long-term stockholder value; and

  establish for senior management annual incentives that are directly tied to the overall financial performance of the Company.

     Cash-Based Compensation

     The Company determines compensation for employees by reviewing the aggregate of base salary and annual bonus for comparable positions in the market. For the year ended January 31, 2004 (the “2003 Fiscal Year”) all of the Company’s officers and certain key managers were included in the 2003 Fiscal Year Basic Bonus Plan (the “Basic Bonus Plan”). Maximum potential awards under the Basic Bonus Plan ranged from 10% to 125% of the participants’ base salaries. The Basic Bonus Plan established (a) two goals (the “EPS Goals”) for Company earnings per share after payment of bonuses (the “Company’s EPS”), which were uniform for all Basic Bonus Plan participants; and (b) goals for departmental/individual performance (the “Performance Goals”), which varied with each Basic Bonus Plan participant. The first EPS Goal for the 2003 Fiscal Year was $1.07. No bonus was payable to any Basic Bonus Plan participant unless the Company’s EPS were at least equal to the first EPS Goal (regardless of whether such participant satisfied his/her Performance Goals). The second EPS Goal for the 2003 Fiscal Year was $1.10. The maximum potential award was to be paid to any Basic Bonus Plan participant if the Company’s EPS were at least equal to the second EPS Goal and such participant satisfied all of his/her Performance Goals. If the Company’s EPS were between the first and second EPS Goals or if a participant only partially satisfied his/her Performance Goals, bonuses could have been prorated. The Company’s EPS in the 2003 Fiscal Year were $1.49 per share, 35% over the second EPS Goal and 45% over the Company’s earnings per share in the 2002 fiscal year. Therefore, the maximum potential award was paid to each Basic Bonus Plan participant (other than senior managers) who satisfied all applicable Performance Goals.

     The Compensation Committee found it to be in the best interest of stockholders to encourage and reward exceptional financial performance of the Company by establishing for the senior management of the Company an additional bonus plan (the “Incentive Bonus Plan”). The Incentive Bonus Plan established a third EPS Goal of $1.33. Maximum potential awards under the Incentive Bonus Plan ranged from 75% to 250% of the participants’ base salaries, payable in lieu of any bonus otherwise payable under the Basic Bonus Plan. If the Company’s EPS were between the second EPS Goal and the third EPS Goal, the EPS Goal-based award under the Incentive Bonus Plan would be prorated. The Company’s EPS in the 2003 Fiscal Year were $1.49 per share, 12% over the third EPS Goal and 45% over the Company’s earnings per share in the 2002 fiscal year. Therefore, the maximum potential award was paid to each Incentive Bonus Plan participant who satisfied all applicable Performance Goals.

     Chief Executive Officer Compensation

     During the 2003 Fiscal Year, pursuant to his employment agreement, Mr. Wildrick received a base salary of $769,500 and an allowance of $1,750 per month for his car and other expenses. On October 3, 2003, pursuant to Mr. Wildrick’s amended employment agreement, the Company granted to Mr. Wildrick an immediately vested option to purchase 150,000 shares of Common Stock at an exercise price of $30.093 per share, the closing price of our stock on the date of grant. Mr. Wildrick received an extension bonus of $900,000 in connection with the extension of his employment agreement for an additional four year term ending January 31, 2009. Without the extension, Mr. Wildrick’s employment agreement would have expired January 29, 2005 and Mr. Wildrick would have been entitled to severance in the amount of $900,000. Mr. Wildrick’s amended employment agreement does not provide for severance upon expiration of the employment term. The Company’s EPS in the 2003 Fiscal Year were $1.49 per share. Therefore, pursuant to Mr. Wildrick’s employment agreement, a bonus in the amount of $1,923,750 was payable to Mr. Wildrick under the Incentive Bonus Plan.

Compensation Committee for the 2003 Fiscal Year:
Andrew A. Giordano
Gary S. Gladstein
David A. Preiser (Chairman)
Robert N. Wildrick

INCENTIVE PLAN COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

     The executive officers of the Company, as well as all employees of the Company, are eligible, but not entitled (except as otherwise set forth in any applicable employment agreement) to participate in the 1994 Incentive Plan and 2002 Incentive Plan. The purpose of the Incentive Plans is to provide additional incentives to employees to maximize stockholder value by aligning more closely the employees’ and stockholders’ interests through employee stock ownership. The Incentive Plans use long-term vesting periods to encourage key employees to continue in the employ of the Company. The Incentive Plan Committee administers the Incentive Plans.

     Subject to the terms and conditions of the Incentive Plans, the Incentive Plan Committee has the authority to determine those individuals to whom stock options are awarded, the terms upon which option grants are made and the number of shares subject to each option. Consistent with the Company’s compensation philosophy as set forth above in the Compensation Committee report, the Incentive Plan Committee selects as recipients of discretionary awards under the Incentive Plans those employees, officers, directors and consultants whose performance it determines significantly promotes the success of the Company, thereby enhancing stockholder value. The Incentive Plan Committee also has the authority to interpret and determine all questions of policy with respect to the Incentive Plans and grants thereunder and to adopt rules, regulations, agreements and instruments deemed necessary for the proper administration of the Incentive Plans.

Incentive Plan Committee for the 2003 Fiscal Year:
Gary S. Gladstein
David A. Preiser (Chairman)

AUDIT COMMITTEE REPORT

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the financial statements of Jos. A. Bank (the “Company”); (2) the independent auditor’s qualifications and independence; (3) the performance of the Company’s internal audit function and independent auditor; (4) the adequacy of the Company’s systems of internal accounting and financial controls; and (5) the Company’s compliance with ethics policies and legal and regulatory requirements. The Audit Committee is comprised of Messrs. Giordano, Gladstein (Chairman) and Preiser. The Audit Committee met seven times in the year ended January 31, 2004. The Audit Committee operates under a written charter, a copy of which was attached to our Proxy Statement for our 2003 Annual Meeting of Stockholders.

     KPMG LLP (“KPMG”) was the principal accountant engaged to audit the financial statements of the Company for the year ending January 31, 2004. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and KPMG. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as modified and supplemented.

     The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, as modified or supplemented, and the Audit Committee has discussed the independence of KPMG from Jos. A. Bank.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee for the 2003 Fiscal Year:
Andrew A. Giordano
Gary S. Gladstein (Chairman)
David A. Preiser

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of beneficial ownership of common stock (Forms 3, 4, and 5) with the Securities and Exchange Commission and NASDAQ. Officers, directors, and greater-than-ten percent stockholders are required to furnish the Company with copies of all such forms that they file.

     To the Company’s knowledge, based solely on the Company’s review of the copies of Forms 3, 4 and 5, and amendments thereto, received by it during or with respect to the 2003 Fiscal Year, all filings applicable to its officers, directors, greater-than-ten percent stockholders and other persons subject to Section 16 of the Exchange Act were timely.

Equity Compensation Plan Information

     The table which follows contains information, as of the end of the 2003 Fiscal Year, on the Company’s equity compensation plans.

Plan Category	(a)	(b)	(c)
	Number of Securities	Weighted-average	Number of Securities
	to be issued upon	exercise price of	remaining available for
	exercise of	outstanding options,	future issuance under
	outstanding options,	warrants and rights	equity compensation plans
	warrants and rights		(excluding securities
reflected in Column (a))

Equity compensation	1,322,472	$11.20	45,501
plans approved by
our stockholders

Equity compensation	-	-	-
plans not approved
by our stockholders

Total	1,322,472	$11.20	45,501

Performance Graph

     The graph below compares changes in the cumulative total stockholder return (change in stock price plus reinvested dividends) for the period from January 29, 1999 through January 30, 2004 of an initial investment of $100 invested in (a) Jos. A. Bank’s common stock, (b) the Total Return Index for the NASDAQ Stock Market (U.S.) (NASDAQ U.S.) and (c) the Total Return Index for NASDAQ Retail Trade Stocks (NASDAQ Retail). The measurement date for each point on the graph is the last trading day of the fiscal year noted on the horizontal axis. Total Return Index values are provided by NASDAQ and prepared by the Center for Research in Security Prices at the University of Chicago. The stock price performance is not included to forecast or indicate future price performance.

	Jos. A. Bank	Total Return Index	Total Return Index
		NASDAQ Stock Market	NASDAQ Retail
		(U.S.)	Trade Stocks
January 29, 1999	$100.00	$100.00	$100.00
January 28, 2000	41.27	154.01	80.14
February 2, 2001	73.02	104.99	61.62
February 1, 2002	90.16	75.96	73.42
January 31, 2003	273.02	52.98	59.72
January 30, 2004	557.33	82.46	87.58

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

     THE BOARD HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING. WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. YOUR COOPERATION WILL BE APPRECIATED.

JOS. A. BANK CLOTHIERS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert N. Wildrick and Charles D. Frazer, or either of them, as Proxy or Proxies of the undersigned, each with full power of substitution and resubstitution, to attend and represent the undersigned at the annual meeting of stockholders of Jos. A. Bank Clothiers, Inc. to be held at the company’s headquarters, 500 Hanover Pike, Hampstead, Maryland, on June 25, 2004 at 2:00 p.m. Eastern Time, or at any adjournments thereof, and vote thereat the number of shares of stock of the company which the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card, and in their discretion on all other matters coming before the meeting or any adjournments thereof. Any proxy heretofore given by the undersigned with respect to shares is hereby revoked.

Please mark boxes in blue or black ink.

1. Election of one (1) director:	[ ] VOTE FOR	[ ] WITHHOLD AUTHORITY	[ ] ABSTAIN
Gary S. Gladstein	Gary S. Gladstein	as to Gary S. Gladstein
Mark only one of the three boxes
for this item)

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending January 29, 2005.
Mark only one of the three boxes for this item)

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted “FOR” Mr. Gladstein and “FOR” the ratification of the selection of Deloitte & Touche LLP.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Please sign exactly as name appears on the shares being voted.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or in other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Date:

_______________________ , 2004

________________________________
Signature

________________________________
Print Name(s)

________________________________
Signature, if held jointly